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                          Exhibit 21 - Subsidiary List
                       List of Subsidiaries of AT&T Corp.
                                 As of 3/28/03

                                                Jurisdiction of Incorporation

ACC Corp.................................................Delaware
Alascom, Inc.............................................Alaska
AT&T Communications, Inc.................................Delaware
AT&T Communications of California, Inc...................California
AT&T Communications of Delaware, LLC.....................Delaware
AT&T Communications of Hawaii, Inc.......................Hawaii
AT&T Communications of Illinois, Inc.....................Illinois
AT&T Communications of Indiana, Inc......................Indiana
AT&T Communications of Maryland, LLC.....................Delaware
AT&T Communications of Michigan, Inc.....................Michigan
AT&T Communications of the Midwest, Inc..................Iowa
AT&T Communications of the Mountain States, Inc..........Colorado
AT&T Communications of Nevada, Inc.......................Nevada
AT&T Communications of New England, Inc..................New York
AT&T Communications of New Hampshire, Inc................New Hampshire
AT&T New Jersey Holdings, LLC............................Delaware
AT&T Communications of New York, Inc.....................New York
AT&T Communications of Ohio, Inc.........................Ohio
AT&T Communications of the Pacific Northwest, Inc........Washington
AT&T Communications of Pennsylvania, LLC.................Delaware
AT&T Communications of the South Central States, LLC.....Delaware
AT&T Communications of the Southern States, LLC..........Delaware
AT&T Communications of the Southwest, Inc................Delaware
AT&T Communications of Virginia, LLC.....................Virginia
AT&T Communications of Washington D.C., LLC..............Delaware
AT&T Communications of West Virginia, Inc................West Virginia
AT&T Communications Holdings of Wisconsin, LLC...........Delaware
AT&T Communications Services International Inc...........Delaware
AT&T Global Communications Services Inc..................Delaware
AT&T Solutions Inc.......................................Delaware
AT&T Global Network Services LLC.........................Delaware
AT&T Global Network Services Group LLC...................Delaware
AT&T of Puerto Rico, Inc.................................New York
AT&T of the Virgin Islands, Inc..........................Delaware
Teleport Communications Group Inc........................Delaware